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                       [LETTERHEAD OF RUSSELL & DUMUOLIN]

The Loewen Group Inc.                       May 22, 1997
4126 Norland Avenue
Burnaby, BC  V5G 3S8                        Matter No. LOE 00019

Dear Sirs/Mesdames:

We have acted as British Columbia counsel for The Loewen Group Inc., a body corporate organized under the laws of British Columbia ("Loewen") in connection with the proceedings relating in the registration under the SECURITIES ACT of 1933, as amended, of 10,000,000 Common shares without par value of Loewen (plus an additional 1,500,000 of such Common shares solely to cover over-allotments, if any) (together the "Offered Shares") pursuant to the Registration Statement on Form S-3, File No. 333-23747 filed by Loewen with the Securities and Exchange Commission (the "SEC") on March 21, 1997, as amended and supplemented (the "Registration Statement").

In this capacity, we have made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

We have also been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Loewen, agreements and other instruments, certificates of officers and representatives of Loewen, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.


In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority to all persons signing documents examined by us, except as to persons signing documents on behalf of Loewen; and (v) the identity and capacity of all individuals acting or purporting to act as public officials.


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Based on the foregoing, we are of the opinion that the Offered Shares, when issued and paid for, as contemplated by the applicable Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters of law in jurisdictions other than the Province of British Columbia and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and applicable Prospectus Supplement.

Yours truly,

/s/ Russell & DuMoulin

RUSSELL & DUMOULIN